STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

June 8, 2009

Job Number: C20090605-1416
Reference Number: 00002316022-76
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C15245-2002-001	Articles of Incorporation	1 Pages/1 Copies
C15245-2002-004	Articles of Merger	8 Pages/1 Copies
C15245-2002-006	Amendment	1 Pages/1 Copies
C15245-2002-007	Amendment	2 Pages/1 Copies
C15245-2002-008	Amendment	7 Pages/1 Copies
20050023652-85	Amendment	2 Pages/1 Copies
20070009106-15	Certificate of Designation	2 Pages/1 Copies
20070257789-17	Certificate of Designation	1 Pages/1 Copies
20080068576-52	Amendment	4 Pages/1 Copies
20080070222-33	Certificate of Designation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Chris Thomann
Certificate Number: C20090605-1416
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

Office Use Only

FILED # C15245-02

JUN 17 2002

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

1. Name of Corporation:	Mariner Health Care, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	LaVonne Frost Name 1414 E. Telegraph St. Carson City, NEVADA 89701 Physical Street Address, City, Zip Code Additional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Preferred Shares 5,000,000 .001 Number of shares with par value: 100,000,000 Par value: .001 Number of shares without par value: -0-
4. Names, Addresses, Number of Board of Directors/Trustees:	The First Board of Directors/Trustees shall consist of one members whose names and addresses are as follows: 1. Thomas F. Pierson Name 1004 Depot Hill Road, #1-E Broomfield CO 80020 Street Address, City, State, Zip Cod 2. ____ Name Street Address, City, State, Zip Cod 3. ____ Name Street Address, City, State, Zip Cod 4. ____ Name Street Address, City, State, Zip Cod
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Other Matters: (see instructions)	Number of additional pages attached: 0
7. Names, Addresses and Signatures of Incorporators: (attach additional pages if there are more than 2 incorporators)	Thomas F. Pierson Name Signature: [signature] 1004 Depot Hill Rd., #1-E Broomfield CO 80020 Address, City, State, Zip Cod Name, Signature Address, City, State, Zip Cod
8. Certificate of Acceptance of Appointment of Resident Agent:	I, LaVonne Frost hereby accept appointment as Resident Agent for the above named corporation. [signature] 6-14-2002 Authorized Signature of R.A. or On Behalf of R.A. Company, Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form CORPART1999.01
Revised on 08/20/01

FY02-8446-
$325-

FILED # C15245-02

AUG 14 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

ARTICLES OF MERGER

ARTICLES OF MERGER (these "Articles") made and entered into as of July 29, 2002 by and between Email Mortgage.com, Inc., a Colorado corporation ("Email") and Mariner Health Care, Inc., a Nevada corporation ("Mariner"). These Articles are adopted pursuant to Nevada Revised Statutes and the Colorado Corporations Code. All of such laws expressly permit the merger described herein; subject to and pursuant to all of the terms and conditions as set forth herein.

ARTICLE I
SURVIVOR CORPORATION

Mariner, a Nevada corporation, shall be the survivor corporation.

ARTICLE II
SHARES AUTHORIZED AND OUTSTANDING

On the date of these Articles of Merger, Mariner has authority to issue 100,000,000 common shares, $.001 par value, of which 100,000 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, $.01 par value, of which no preferred shares are issued and outstanding. On the date of these Articles of Merger, Email has authority to issue 100,000,000 common shares, of which 12,507,000 shares issued and outstanding and 5,000,000 shares of Preferred Stock, $.01 par value, of which no preferred shares are issued and outstanding.

ARTICLE III
SHAREHOLDER VOTE

As required pursuant to the Colorado Corporations Code, on June 15, 2002, all of the directors approved the Agreement and Plan of Merger to change the domicile by merging Email into Mariner. No shareholder approval was required under the Colorado Corporations Code. The plan of merger was duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.

On June 27, 2002, the sole shareholder entitled to vote on the action constituting 100% of the outstanding shares of Mariner Common Stock approved the Agreement and Plan of Merger to merge Email into Mariner. Said number of votes was sufficient for approval by the stockholders. The plan of merger was duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.

ARTICLE IV
PLAN OF MERGER

The executed agreement of merger is on file at the principal place of business of the surviving corporation (Mariner). Said address is 1004 Depot Hill Road, #1-E, Broomfield, CO 80020. A copy of the agreement of merger will be furnished by the surviving corporation to any stockholder of any constituent corporation.

The terms of the Agreement of Merger are as follows:

(1) *Merger*. Email shall be merged with and into Mariner, and Mariner shall survive the merger ("merger"), effective upon the date when the Merger Agreement is made effective in accordance with applicable laws (the "Effective Date").

(2) *Amendment to Articles of Incorporation.* Article 1 of the Articles of Incorporation of Mariner shall be amended as to read - "The name of the corporation is Advanced Healthcare Technologies, Inc.

(3) *Governing Documents.* The Bylaws of Mariner, in effect on the Effective Date, shall continue to be the Bylaws of Mariner as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

(4) *Further Assurances*. From time to time, as and when required by Mariner or by its successors and assigns, there shall be executed and delivered on behalf of Email such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Mariner the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Email, and otherwise to carry out the purposes of the Merger Agreement, and the officers and directors of Mariner are fully authorized in the name and on behalf of Email or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(5) *Stock of Email.* On and after the Effective Date, all of the outstanding certificates which prior to that time represented securities of Email shall be recalled and canceled and 12,507,000 Mariner Common Shares shall be issued in proportion to their ownership percentage. The registered owner on the books and records of Email or its transfer agents of any outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Mariner or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Mariner Common Stock evidenced by such outstanding certificate as above provided.

(6) *Book Entries*. As of the Effective Date, entries shall be made upon the books of Mariner in accordance with the following.

(a) The assets and liabilities of Email shall be recorded at the amounts at which they were carried on the books of Email immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the Common Shares of Email presently issued and outstanding.

(b) There shall be credited to the common stock account of Mariner the aggregate amount of the stated value of all shares of Mariner Common Stock resulting from the conversion of the outstanding Email Common Stock pursuant to the merger.

(c) There shall be credited to the retained earnings account of Mariner the aggregate of the amount carried in the retained earnings account of Email immediately prior to the Effective Date.

(9) *Access to Documentation.* Prior to the merger, Mariner and Email shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning each others operations, assets and business.

(10) *Abandonment*. At any time before the effective Date, the Agreement and Plan of Reorganization and the Agreement of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either Mariner or Email or both, notwithstanding approval of the Merger Agreement by the shareholders of Mariner or the shareholders of Email or both.

IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of Mariner and Email and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

Email Mortgage.com, Inc.
A Colorado corporation

ATTEST:

Dianne VandenBurg, President

Gary Rothwell, Secretary

Mariner Health Care, Inc.
A Nevada corporation

ATTEST:

Dianne VandenBurg, President

Gary Rothwell, Secretary

State of Colorado)
)ss.
County of Arapahoe)

On the 29th day of July, 2002 personally appeared before me the President of Email, Mortgage.com, Inc. a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Metrum Community Credit Union
Address 4880 E. Dry Creek Road
Centennial, CO 80122
Attention: Audra

AUDRA WATT NOTARY PUBLIC STATE OF COLORADO

My Commission Expires: My Commission Expires 5-25-05

SEAL

State of Colorado)
)ss.
County of Arapahoe)

On the 29th day of July, 2002, personally appeared before me the Secretary of Email Mortgage.com, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

Audra Watt
NOTARY PUBLIC

Metrum Community Credit Union
Address 4880 E. Dry Creek Road
Centennial, CO 80122
Attention: Audra

AUDRA WATT NOTARY PUBLIC STATE OF COLORADO

My Commission Expires: My Commission Expires 5-25-05

SEAL

State of Colorado)
)ss.
County of)

On the ___ day of July, 2002, personally appeared before me the President of Mariner Healthcare, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Address

My Commission Expires:______________

SEAL

State of)
)ss.
County of)

On the ___ day of July, 2002, personally appeared before me the Secretary of Mariner Healthcare, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

____
NOTARY PUBLIC

____
Address

____

My Commission Expires:______________

SEAL

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Mariner Healthcare, Inc., a Nevada corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors.

Gary Rothwell, Secretary

State of Colorado)
)ss.
County of Arapahoe)

On the 29th day of July, 2002, personally appeared before me the Secretary of Mariner Health Care, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Metrum Community Credit Union
Address: 4880 E. Dry Creek Road
Centennial, CO 80122
Attention: Audra

My Commission Expires: My Commission Expires 5-25-05

AUDRA WATT NOTARY PUBLIC STATE OF COLORADO

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Email Mortgage.com, Inc., a Colorado corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.

Gary Rothwell, Secretary

State of Colorado)
)ss.
County of Arapahoe)

On the 29 day of July, 2002, personally appeared before me the Secretary of Email Mortgage.com, Inc., a Colorado corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

NOTARY PUBLIC

Metrum Community Credit Union
Address 4880 E. Dry Creek Road
Centennial, CO 80122
Attention: Audra

My Commission Expires: My Commission Expires 5-25-05

SEAL

AUDRA WATT NOTARY PUBLIC STATE OF COLORADO

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C15245-02

DEC 0 3 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Advanced Healthcare Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3 of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:
This corporation is authorized to issue 505,000,000 shares, of which 500,000,000 shall be common stock with a par value of $.001 per share and 5,000,000 shares of which shall be preferred stock with a par value of $.001 per share

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 53%*

4. Effective date of filing (optional): ______
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

11/28/2003 07:39A FBL575 FY04-000-43314

($825)

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C15245-02

SEP 0 3 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Advanced Healthcare Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Articles of Incorporation shall be amended to read in its entirety, as follows:

Name of Corporation: Global Resource Corporation

Article 3 of the Articles of Incorporation shall be amended to read in its entirety as follows:

Shares

Common Stock - 2,000,000,000 shares, $0.001 par value

Preferred Stock - 50,000,000 shares, $0.001 par value

(See Attachment)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Majority*

4. Effective date of filing (optional): September 10, 2004
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF ADVANCED HEALTHCARE TECHNOLOGIES, INC.

Article 3 of the Articles of Incorporation shall be amended to read in its entirety as follows:

"3. Shares

The total number of shares that may be issued by the corporation is Two Billion Fifty Million (2,050,000,000) shares, of which Two Billion (2,000,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Two Million Dollars ($2,000,000) shall be designated "Common Stock," and of which Fifty Million (50,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Fifty Thousand Dollars ($50,000) shall be designated "Preferred Stock." The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

A new Article 9 of the Articles of Incorporation shall be added and shall read in its entirety as follows:

"9. Recapitalizations Affecting Outstanding Shares

The board of directors, without the consent of the stockholders of the corporation, may adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation."

NT 1.3

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C15245-02

JAN 2 0 2005

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Global Resource Corporation

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

10,000,000 shares of Series A Convertible Preferred Stock, $0.001 par value

(See Attached)

3. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

4. Officer Signature: [signature]

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

CERTIFICATE OF DESIGNATION
OF THE RIGHTS AND PREFERENCES
OF THE SERIES A CONVERTIBLE PREFERRED STOCK OF
GLOBAL RESOURCE CORPORATION
A NEVADA CORPORATION

The undersigned, Jimmy Villalobos and Richard Mangiarelli, hereby certify the following:

1. We are the duly elected and acting President and Secretary, respectively, of Global Resource Corporation, a Nevada corporation (the "**Corporation**").

2. Pursuant to authority given by the Corporation's Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following recital and resolution ("**Resolution**"):

WHEREAS, the Corporation's Articles of Incorporation, as amended, provides that the Corporation has authorized Two Billion Fifty Million (2,050,000,000) shares of Capital Stock, of which Two Billion (2,000,000,000) shares are designated as Common Stock, $0.001 par value ("**Common Stock**"), and Fifty Million (50,0000,000) shares are designated as preferred stock, $0.001 par value ("**Preferred Stock**") and, further that the designation, powers, preferences, options and other special rights and qualifications, limitations or restrictions of the shares of Preferred Stock may be issued from time to time one or more series, each of such series to have such voting powers, designation, preferences, and other special rights, qualifications, limitations or restrictions, as expressed in a resolution or resolutions providing for the issuance of such series, as adopted by the Board of Directors of the Corporation; and,

WHEREAS, the Corporation desires to create a series of Preferred Stock designated as Series A Convertible Preferred Stock (the "**Series A Preferred Stock**") by filing a Certificate of Designation of the Rights and Preferences of the Series A Preferred Stock for filing with the Nevada Secretary of State to set forth the rights and preferences of the Series A Preferred Stock.

RESOLVED, the Board (as defined below) hereby establishes and designates a class of Ten Million (10,000,000) shares of Preferred Stock, designated as Series A Convertible Preferred Stock (the "**Series A Preferred Stock**"). The rights, preferences, and privileges of the Series A Preferred Stock relative to those of the Common Stock and all outstanding shares of Preferred Stock are set forth in this Resolution.

1. **Designation.** A series of Preferred Stock shall hereby be created and designated as Series A Preferred Stock and shall consist of Ten Million (10,000,000) shares.

2. **Dividends.** Holders of the Series A Preferred Stock shall not be entitled to receive dividends or other distributions with the holders of the Common Stock.

3. **Conversion.** The holders of the Series A Preferred Stock shall have the following conversion rights (the "**Conversion Rights**"):

3.1. **Conversion of the Series A Preferred Stock.** The Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the

option of the holder thereof, at any time after the first issuance of shares of Series A Preferred Stock by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.001 (the "**Stated Value**") by the Series A Conversion Price (determined as hereinafter provided) in effect at the time of conversion and then multiplying such quotient by the number of shares of Series A Preferred Stock to be converted. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof shall at the time of the filing of this Certificate initially be $0.001 (the "**Series A Conversion Price**"). Such initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

3.2. **Fractional Shares**. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share. Such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon such aggregate conversion.

3.3. **Mechanics of Conversion**. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder's attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give at least five (5) days' prior written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. From and after such date, all rights of the holder with respect to the Series A Preferred Stock so converted shall terminate, except only the right of such holder, upon the surrender of his, her or its certificate or certificates therefor, to receive certificates for the number of shares of Common Stock issuable upon conversion thereof.

3.4. **Certain Adjustments to Conversion Price for Stock Splits, Dividends, Mergers, Reorganizations, Etc.**

A. **Adjustment for Stock Splits, Stock Dividends and Combinations of Common Stock**. In the event the outstanding shares of Common Stock shall, after the filing of this Certificate be further subdivided (split) by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the Series A Conversion Price and in effect immediately prior to such subdivision, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, dividend or other distribution, be proportionately adjusted. In the event the outstanding shares of Common Stock shall, after the filing of this Certificate be further combined (reverse split) by reclassification or

otherwise, the Series A Conversion Price and in effect immediately prior to such combination shall not be adjusted.

B. **Adjustment for Merger or Reorganization, Etc.** In the event of a reclassification, reorganization or exchange (other than described in subsection 3.4(A) above) or any merger, acquisition, consolidation or reorganization of the Corporation with another Corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series A Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

C. **Adjustments for Other Dividends and Distributions.** In the event the Corporation, upon approval of at least seventy-five percent (75%) of the holders of the Series A Preferred Stock, at any time or from time to time after the filing of this Certificate, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3.4 with respect to the rights or the holders of the Series A Preferred Stock.

D. **Duration of Adjusted Conversion Price.** Following each computation or readjustment of an adjusted Series A Conversion Price as provided above in this Section 3, the new adjusted Series A Conversion Price shall remain in effect until a further computation or readjustment thereof is required by this Section 3.

E. **Other Action Affecting Common Stock.** In case, after the filing of this Certificate, the Corporation shall take any action affecting its shares of Common Stock, other than an action described above in this Section 3, which in the good faith opinion of the Board would have a materially adverse effect upon the conversion rights of the Series A Preferred Stock granted herein, the Series A Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

3.5. **Notices of Record Date.** In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Corporation, any

reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another Corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.6. **Common Stock Reserved**. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect (a) conversion of the Series A Preferred Stock and (b) issuance of Common Stock pursuant to any outstanding option, warrant or other rights to acquire Common Stock, and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate or the Corporation's Articles of Incorporation.

3.7. **Payment of Taxes**. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

3.8. **No Impairment**. The Corporation will not, by amendment of its Articles of Incorporation, this Certificate of Designation, or through any reorganization transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

3.9. **Certificate as to Adjustments**. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

4. **Liquidation**. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "**Liquidation**"), the assets of the Corporation

available for distribution to its stockholders shall be distributed pro rata to the holders of the Series A Preferred Stock and Common Stock (in the case of the Series A Preferred Stock, on an "as converted" basis into Common Stock).

5. Voting Rights.

5.1. General. At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each holder of the Series A Preferred Stock shall have no voting rights on matters submitted to the stockholders, except as otherwise expressly provided herein or as required by law, in which case, except as may be otherwise provided by law, the holders of the Series A Preferred Stock and the holders of the Common Stock shall vote together as a single class, with each holder of Series A Preferred Stock having a number of votes that is equal to the number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock are then convertible, as provided in Section 3, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such stockholders is effected. Each holder of Series A Preferred Stock shall be entitled to notice of any meeting of the stockholders in accordance with the Bylaws of the Corporation.

5.2. Election of Directors.

A. Allocation of Board Seats.

(i) The Corporation shall not, without the affirmative vote of the holders of at least a majority of the then outstanding Series A Preferred Stock, increase the maximum number of directors constituting the Board to a number other than six (6) or otherwise alter the Board seat allocation set forth below in this Section 5.2.

(ii) The holders of a majority of the then outstanding Series A Preferred Stock, voting together as a single class, shall have the right to elect four (4) of the six (6) members of the Board (the "**Series A Preferred Directors**"). Any Series A Preferred Director may be removed only be the affirmative vote of the holders of a majority of the then outstanding Series A Preferred Stock.

B. Quorums. At any meeting held for the purpose of electing Series A Preferred Directors, the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Series A Preferred Stock then outstanding shall constitute a quorum for the election of such directors. At any meeting held for the purpose of electing directors other than Series A Preferred Directors, the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Series A Preferred Stock then outstanding (on an as-if-converted to Common Stock basis) and the Common Stock then outstanding shall constitute a quorum for the election of such directors.

C. Vacancies. A vacancy in any directorship (i) elected by the holders of the Series A Preferred Stock shall be filled only by vote of the holders of the Series A Preferred Stock as provided above, and (ii) elected by the holders of the Series A Preferred Stock and Common Stock voting together as a single class shall be filled only by the vote of the holders of the Series A Preferred Stock and Common Stock voting together as a single class.

6. **Registration of Stock Issuable upon Conversion.** The Corporation shall cause to be registered with the Securities and Exchange Commission all shares of Common Stock into which the Series A Preferred Stock are convertible so that the holders of Series A Preferred Stock shall, at the time of conversion, receive registered shares of Common Stock. The Corporation shall bear all expense necessary with registering such shares of Common Stock and shall cause such registration to be in effect before the eligible conversion date hereinabove stated. This provision may be waived by the affirmative vote of eighty percent (80%) of the then outstanding shares of Series A Preferred Stock (voting as a separate class).

7. **Other Restrictions.** There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation, or any subsidiary or upon the creation of any other series of Preferred Stock with any other preferences.

8. **Other Preferences.** The holders of the Series A Preferred Stock shall no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the Articles of Incorporation of the Corporation.

9. **Reissuance.** No share or shares of Series A Preferred Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series A Preferred Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

10. **Notices.** Unless otherwise specified in the Corporation's Articles of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series A Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

The undersigned, being the President and Secretary of Global Resource Corporation hereby certify and declare under penalty of perjury that that the foregoing Resolution is the act and deed of the Corporation and that the facts herein stated are true, authorized by the unanimous written consent of the Board of Directors on November 30, 2004.

GLOBAL RESOURCE CORPORATION

By: ______________________
Jimmy Villalobos
President

By: ______________________
Richard D. Mangiarelli
Secretary

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Dean Heller	20050023652-85
Secretary of State	Filing Date and Time: 02/14/2005 9:20 AM
State of Nevada	Entity Number: C15245-2002

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. [illegible]

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Global Resource Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article 3 of the Articles of Incorporation shall be amended to read in its entirety as follows:

Shares:

Common Stock - [illegible],000,000,000 shares, $0.000001 par value

Preferred Stock - 30,000,000 shares, $0.000001 par value

(See Attachment)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority*

4. Effective date of filing (optional): [illegible]

5. Officer Signature (required): [illegible signature]

*[illegible]

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule. [illegible]

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF GLOBAL RESOURCE CORPORATION

Article 3 of the Articles of Incorporation shall be amended to read in its entirety as follows:

"3. Shares

The total number of shares that may be issued by the corporation is Two Billion Fifty Million (2,050,000,000) shares, of which Two Billion (2,000,000,000) shares with a par value of $.000001 per share, amounting in the aggregate to Two Million Dollars ($2,000,000) shall be designated "Common Stock," and of which Fifty Million (50,000,000) shares with a par value of $.000001 per share, amounting in the aggregate to Fifty Thousand Dollars ($50,000) shall be designated "Preferred Stock." The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
[signature]	20070009106-15
Ross Miller	Filing Date and Time
Secretary of State	01/05/2007 2:20 PM
State of Nevada	Entity Number C15245-2002

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation
For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

GLOBAL RESOURCE CORPORATION

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation. this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

A series of 37,500,000 shares of Preferred Stock, designated as the "2006 Series of Convertible Preferred Stock", having a par value of $.001 per share, ranking senior to the Common Stock and any subsequently designated series of Preferred Stock which is designated as junior and otherwise being of equal rank, with the shares of the series voting with the Common Stock as a single class except with respect to the election of directors and having two votes per share and with respect to the election of directors the shares of the series shall elect a majority of the Board of Directors. The holders of the 2006 Series shall receive such dividends as the Board may legally declare. In the event of the liquidation, dissolution or winding-up of the Company, the holders of the 2006 Series shall be entitled to received a preferred distribution of $.001 per share, before any distribution to junior series of Preferred Stock or the Common Stock. The shares of the 2006 Series shall be convertible into shares of the Company's Common Stock at the rate of two (2) shares of Common Stock for each share of the 2006 Series, with unpaid and accumulated dividends being convertible by dividing the total dividends by the closing bid price of the Common Stock for the twenty (20) consecutive trading days ending on the day of conversion, and multiplying by two (2). No holder of the 2006 Series shall have preemptive rights. Until January 1, 2009, no holder of the shares of 2006 Series
CONTINUED ON ATTACHMENT

3. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

4. Officer Signature **(Required)**: X [signature]

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT TO CERTIFICATE OF DESIGNATION
OF
GLOBAL RESOURCE CORPORATION

Continuation of Designation of 2006 Series of Convertible Preferred Stock:

shall have the right to convert if, after giving effect to the desired conversion, the holder (together with the holder's affiliates) would own in excess of 4.99% of the outstanding shares of the Company's Common Stock following such conversion or would have acquired through conversion of shares of the 2006 Series or otherwise in excess of 4.99% of the outstanding shares of the Common Stock following such conversion during the sixty day period ending on and including such conversion date.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number **20070257789-17** Filing Date and Time **04/13/2007 8:25 AM** Entity Number **C15245-2002**

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Global Resource Corp.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation. this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

A series of Preferred Stock, consisting of one thousand (1,000) shares, is designated as the "MJACC Series", with each share having a par value of $.001 and a stated value of Four Hundred Dollars ($400). Such shares shall be convertible, at any time and from time to time after March 29, 2008, into that number of shares of the Common Stock of this corporation determined by dividing the stated value ($400) of the shares of Preferred Stock being converted by the average of the closing bid prices of such Common Stock for the twenty (20) consecutive trading days prior to and including the day of conversion, if a trading day. Such shares of Preferred Stock shall be entitled to one (1) vote per share and shall vote with the Common Stock as a single class. Such shares of Preferred Stock shall be entitled to receive such dividends as the Board of Directors may declare with respect to such series.

3. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

4. Officer Signature **(Required)**: X ______________________

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20080068576-52
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/31/2008 9:56 AM
	Entity Number C15245-2002

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GLOBAL RESOURCE CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):

"Article 3: The total number of shares the Corporation may issue is Three Hundred Million (300,000,000) shares, of which Two Hundred Million (200,000,000) shares, par value $.001 per share, shall be designated "Common Stock, and One Hundred Million (100,000,000) shares, par value $.001 per share, shall be designated "Preferred Stock."
See continuation of amendment on the attachment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 35,355,188 shares

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature], CFO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)
Global Resource Corporation.

Continuation of Article 3 from first page:

"The shares of Preferred Stock may be issued in one or more classes or series from time to time by the Corporation's Board of Directors. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Private Corporations Law of the State of Nevada. Without limiting the generality of the foregoing, and subject to the rights of any series of preferred stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. The Board of Directors may decrease the number of shares designated for any existing series of the Preferred Stock (but not below the number of shares of such series of the Preferred Stock then outstanding). Each share of the Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except as to the date, if any, from which dividends on such share shall accumulate and other details which because of the passage of time are required to be made in order for the substantive rights of the holders of the shares of such series to be identical.

Article 4 is hereby added and shall read in its entirety as follows:

"Article 4: The following indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment.

(a) The Corporation shall indemnify any director and any officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of the Corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)
Global Resource Corporation.

amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of the Corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case.

Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder may be paid by the Corporation in advance of the final disposition of any action, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.

(b) The Corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.

(c) The indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such persons.

(d) In addition to the indemnification provided for herein, the Corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

Global Resource Corporation.

Article 5 is hereby added and shall read in its entirety as follows:

"Article 5: Except as otherwise provided under Nevada law, the directors and officers of the Corporation shall not be individually liable to the Corporation, its stockholders or creditors for any damages as a result of any act or any failure to act in his or her capacity as a director or officer unless it is proven that: (a) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law."

Article 9 of the Articles of Incorporation is hereby deleted, and a new Article 6 is hereby added and shall read in its entirety as follows:

"Article 6: The board of directors of the Corporation may adopt a resolution from time to time to decrease or increase the number of issued and outstanding shares of a class or series of the Corporation's Common Stock or Preferred Stock without correspondingly reducing the number of authorized shares of the same class or series, and without requiring the consent or approval of the Corporation's stockholders, either prior to or after the board of directors' approval of the decrease or increase of said shares."

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of [signature] Ross Miller Secretary of State State of Nevada

Document Number 20080070222-33
Filing Date and Time 01/31/2008 1:08 PM
Entity Number C15245-2002

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

GLOBAL RESOURCE CORPORATION

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

2006 Series of Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The sentence beginning "The shares of the 2006 Series shall be convertible into shares of the Company's Common Stock at the rate of two (2) shares of Common Stock for each share of the 2006 Series, with unpaid and accumulated dividends being convertible by dividing the with unpaid and accumulated dividends being convertible by dividing the total dividends by the closing bid price of the Common Stock for the twenty (20) consecutive trading days ending on the day of conversion, and multiplying by two (2)." is hereby deleted, and there is substituted in its place and stead the following sentence:

"The shares of the 2006 Series shall be convertible into shares of the Company's Common Stock at the rate of one half (1/2) of one (1) share of Common Stock for each share of the 2006 Series, with unpaid and accumulated dividends being convertible by dividing the total dividends by the closing bid price of the Common Stock for the twenty (20) consecutive trading days ending on the day of conversion, and multiplying by two (2)."

Except as otherwise set forth in this Amendment, the text of the Certificate of Designation filed on January 5, 2007 remains in full force and effect in accordance with its terms and the language therein contained.

5. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

6. Officer Signature (Required): X [signature], CFO

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.